EXHIBIT 32
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
This certification is not deemed filed pursuant to the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Quarterly Report of DriveTime Automotive Group, Inc. and DT Acceptance Corporation on Form 10-Q for the period ending September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”).
In connection with the Report, we, Raymond C. Fidel, as Chief Executive Officer and President of DriveTime Automotive Group, Inc. and DT Acceptance Corporation, and Mark G. Sauder, as Chief Financial Officer of DriveTime Automotive Group, Inc. and DT Acceptance Corporation, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge, respectively, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DriveTime Automotive Group, Inc. and DT Acceptance Corporation.

Dated: November 14, 2012	By: /s/ Raymond C. Fidel
Raymond C. Fidel
Chief Executive Officer and President

Dated: November 14, 2012	By: /s/ Mark G. Sauder
Mark G. Sauder
Chief Financial Officer and Executive VP